Exhibit 99

FOR RELEASE – July 30, 2019

Corning Reports Strong Second-Quarter Results with Year-Over-Year Growth Across All Businesses

GAAP sales and core sales increased 7% and 8%, respectively, on year-over-year basis

New Strategy & Growth Framework commenced for 2020-2023 period

CORNING, N.Y. — Corning Incorporated (NYSE: GLW) today announced results for its second-quarter 2019 ended June 30, 2019.

News Summary:

•	Strong second-quarter 2019 performance driven by year-over-year growth in every business segment
•	GAAP sales of $2.9 billion and core sales of $3.0 billion increased 7% and 8%, respectively, on a year-over-year basis
•	GAAP EPS of $0.09 declined from $0.78 in the second quarter of 2018 driven primarily by non-cash, mark-to-market losses associated with the company’s currency-hedging contracts
•	Core EPS grew by 18% to $0.45, reflecting year-over-year sales and earnings growth across all businesses
•	Display Technologies, Environmental Technologies, and Life Sciences posted double-digit net income growth

•	All business segments on track for sales growth for full-year 2019
•	Environmental Technologies second-quarter sales growth of 15% year over year significantly exceeded expectations; results position business segment to surpass previous full-year growth expectations
•

Display Technologies second-quarter sales grew 9% year over year; glass pricing environment better than expected with full-year 2019 price declines now expected to further improve to a low- to mid-single digit percentage

•	Optical Communications met second-quarter expectations; continues to grow approximately twice as fast as the passive optical market despite lowered full-year 2019 growth expectations
•	Specialty Materials sales grew 8% year over year; Life Sciences sales increased 6% year over year; both business segments remain on track to meet full-year growth expectations

•	2020-2023 Strategy & Growth Framework commenced following company’s successful achievement of 2016-2019 Strategy and Capital Allocation Framework
•	Returned $306 million to shareholders in second-quarter 2019, for a total of $12.6 billion under the 2016-2019 Framework
•	Announced a new $5 billion share repurchase authorization to support new Strategy & Growth Framework © 2019 Corning Incorporated. All Rights Reserved. -1-

Corning Reports Strong Second-Quarter Results with Year-Over-Year Growth Across All Businesses

“Our second-quarter performance reflects our strong execution against our now-completed Strategy and Capital Allocation Framework, which guided Corning during the 2016-2019 period,” said Wendell P. Weeks, chairman, chief executive officer, and president. “We’re outpacing the markets we serve, which demonstrates the resilience of our portfolio in the face of macro-economic headwinds. We look forward to extending our strong performance under our new 2020-2023 Strategy & Growth Framework.”

Framework Progress

Corning’s leadership priorities are to focus its portfolio and utilize its financial strength to grow and increase shareholder returns.

Under the company’s 2016-2019 Strategy and Capital Allocation Framework introduced in October 2015, Corning has met its goal of returning more than $12.5 billion to shareholders before the end of 2019. Through June 30, 2019, the company increased dividends per share 67% and reduced outstanding shares by more than 37%.

“At our Investor Day in June, we introduced our 2020-2023 Strategy & Growth Framework. It’s our original Framework evolved for a new growth era. Under it, we plan to invest $10 billion to $12 billion for growth and to return $8 billion to $10 billion to shareholders,” noted Weeks.

“Our capabilities are becoming increasingly vital to diverse industries, and multiple opportunities support continued leadership across all of our market-access platforms,” Weeks added. Highlights include:

•

Automotive: executing on plan to double automotive market sales by 2023 with production capacity ramping in Hefei, China, facilities for both AutoGrade™ glass and gas particulate filter products for committed customer demand; now delivering glass parts for more than 25 car models; and fueling GPF sales growth with continued platform wins;

•

Optical Communications: on track to continue growing approximately twice as fast as the passive optical market; CenturyLink announces utilization of Corning technologies for its ultra-low-loss fiber network that will span 4.7 million fiber miles;

•

Mobile Consumer Electronics: making excellent progress toward doubling sales; Corning® Gorilla® Glass has now been used on over 7 billion devices worldwide, with expanded adoption of Gorilla Glass 6 and advanced glass innovations for smartphones, wearables, and other devices;

•

Life Sciences Vessels: on track to grow sales at more than double the life sciences industry rate and launch a Valor® Glass franchise; bringing new capacity on line to meet increased demand for cell and gene therapy products; partnering with key customers to obtain FDA approval for use of Valor Glass packaging;

•	Display: delivering stable returns; pricing environment continuing to improve; advancing technology leadership with Corning® Astra™ Glass for 8K TVs.

© 2019 Corning Incorporated. All Rights Reserved.

Corning Reports Strong Second-Quarter Results with Year-Over-Year Growth Across All Businesses

Second-Quarter 2019 Results and Comparisons
(In millions, except per-share amounts)

	Q2 2019	Q1 2019	% change	Q2 2018	% change
GAAP Net Sales	$2,940	$2,812	5%	$2,747	7%
GAAP Net Income	$92	$499	(82%)	$738	(88%)
GAAP EPS	$0.09	$0.55	(84%)	$0.78	(88%)
Core Sales*	$2,986	$2,850	5%	$2,759	8%
Core Earnings*	$410	$365	12%	$359	14%
Core EPS*	$0.45	$0.40	13%	$0.38	18%

*Core performance measures are non-GAAP financial measures. The reconciliation between GAAP and non-GAAP measures is provided in the tables following this news release, as well as on the company’s website.

Segment Results and Outlook

“We had an excellent second quarter with strong performance across the company. We improved core earnings per share by 18% and increased core sales by 8% year over year, with sales growth in every business segment ranging from mid-single digits to mid-teen percentages. And, we did this all while continuing to invest for long-term growth,” said Tony Tripeny, executive vice president and chief financial officer.

“These results are driven by our technology and manufacturing leadership and from recent investments across multiple businesses. We are on track to deliver sales and earnings growth for the full-year 2019 and throughout the 2020-2023 Strategy & Growth Framework,” concluded Tripeny.

Display Technologies:

	Q2 2019	Q1 2019	% change	Q2 2018	% change
Net Sales	$848	$818	4%	$780	9%
Net Income Before Tax	$268	$263	2%	$243	10%
Net Income	$213	$208	2%	$192	11%

In Display Technologies, second-quarter net sales were $848 million, up 9% year over year, and net income increased by 11% year over year. The display glass market second-quarter volume grew by a mid-single digit percentage year over year, and Corning’s glass volume grew significantly faster due to the ramp of Corning’s Gen 10.5 manufacturing capacity.

Second-quarter Display Technologies sequential glass price declines were moderate and more favorable than expected. Third-quarter glass prices are expected to be consistent with the second quarter. Full-year 2019 price declines are now expected to be a low- to mid-single digit percentage.

© 2019 Corning Incorporated. All Rights Reserved.

Corning Reports Strong Second-Quarter Results with Year-Over-Year Growth Across All Businesses

Optical Communications:

	Q2 2019	Q1 2019	% change	Q2 2018	% change
Net Sales	$1,090	$1,064	2%	$1,023	7%
Net Income Before Tax	$201	$181	11%	$191	5%
Net Income	$158	$142	11%	$150	5%

Optical Communications second-quarter sales were $1.09 billion, up 7% year over year. Net income for the second quarter was up 5% year over year. Sales growth was led by hyperscale data center and optical fiber demand as well as sales from the 3M Communication Markets Division acquisition.

For full-year 2019, Optical Communications year-over-year sales growth is now expected to be up by a low- to mid-single digit percentage. The lower growth expectations are driven primarily by weakness in the carrier market. Optical Communications growth remains significantly above passive optical market growth.

Environmental Technologies:

	Q2 2019	Q1 2019	% change	Q2 2018	% change
Net Sales	$366	$362	1%	$317	15%
Net Income Before Tax	$82	$70	17%	$68	21%
Net Income	$65	$55	18%	$54	20%

Environmental Technologies second-quarter sales were $366 million, up 15% year over year and significantly ahead of expectations, driven by the accelerated adoption of gas particulate filters and continued strong growth in heavy-duty diesel. Net income grew 20% year over year.

With the market developing faster than planned, and Corning winning even more platforms than anticipated, the company now expects its 2019 GPF sales to exceed $200 million and robust growth to continue thereafter. Full-year 2019 Environmental Technologies sales are now expected to increase by a low-teens percentage year over year, up from the company’s previous expectation of approximately 10%.

Specialty Materials:

	Q2 2019	Q1 2019	% change	Q2 2018	% change
Net Sales	$369	$309	19%	$343	8%
Net Income Before Tax	$85	$62	37%	$81	5%
Net Income	$67	$49	37%	$64	5%

In Specialty Materials, second-quarter sales were $369 million, up 8% year over year, driven by continued strong demand for the company’s portfolio of mobile consumer electronics glass solutions. Net income grew 5% year over year.

While the smart phone market continues to mature, Corning expects Specialty Materials to grow sales year over year, with the level dependent upon the adoption rate of Corning’s innovations.

© 2019 Corning Incorporated. All Rights Reserved.

Corning Reports Strong Second-Quarter Results with Year-Over-Year Growth Across All Businesses

Life Sciences:

	Q2 2019	Q1 2019	% change	Q2 2018	% change
Net Sales	$260	$243	7%	$245	6%
Net Income Before Tax	$51	$39	31%	$39	31%
Net Income	$40	$31	29%	$31	29%

Life Sciences had another strong quarter with sales of $260 million, up 6% year over year. Net income was up 29% year over year, driven by higher sales volume and manufacturing performance optimization.

For the full-year 2019, Corning expects Life Sciences to grow by a mid-single digit percentage year over year as the business continues to outpace industry growth rate.

Upcoming Investor Events

On Aug. 27, Corning will attend the Jefferies Semiconductor, Hardware and Communications Infrastructure Summit in Chicago. And Sept. 5, Corning will attend the Citi Global Technology Conference in New York City.

Second-Quarter Conference Call Information

The company will host a second-quarter conference call on Tuesday, July 30, at 8:30 a.m. ET. To participate, please call toll free (800) 230-1085 or for international access call (612) 234-9960 approximately 10-15 minutes prior to the start of the call. The host is “NICHOLSON.” To listen to a live audio webcast of the call, go to Corning’s website at http://www.corning.com/investor_relations, click “Events” and follow the instructions.

Presentation of Information in this News Release

Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP. Corning’s non-GAAP financial measures exclude the impact of items that are driven by general economic conditions and events that do not reflect the underlying fundamentals and trends in the company’s operations. The company believes presenting non-GAAP financial measures assists in analyzing financial performance without the impact of items that may obscure trends in the company’s underlying performance. Definitions of these non-GAAP financial measures and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found on the Company’s website by going to the Investor Relations page and clicking “Quarterly Results” under the “Financials and Filings” tab. These reconciliations also accompany this news release.

Caution Concerning Forward-Looking Statements

The statements contained in this release that are not historical facts or information and contain words such as “will,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “seek,” “see,” “would,” and “target” and similar expressions are forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. Such statements relate to future events that by their nature address matters that are, to different degrees, uncertain. These estimates are subject to change and uncertainty which are, in many instances, beyond our control. There can be no assurance that future developments will be in accordance with management’s expectations. Actual results could differ materially from those expected by us, depending on the outcome of various factors. We do not undertake to update forward-looking statements.

© 2019 Corning Incorporated. All Rights Reserved.

Corning Reports Strong Second-Quarter Results with Year-Over-Year Growth Across All Businesses

Some of the risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements include, but are not limited to: the effects of acquisitions, dispositions and other similar transactions, global business, financial, economic and political conditions; tariffs and import duties; currency fluctuations between the U.S. dollar and other currencies, primarily the Japanese yen, euro, Chinese yuan and South Korean won; product demand and industry capacity; competitive products and pricing; availability and costs of critical components and materials; new product development and commercialization; order activity and demand from major customers; the amount and timing of our cash flows and earnings and other conditions, which may affect our ability to pay our quarterly dividend at the planned level or to repurchase shares at planned levels; possible disruption in commercial activities due to terrorist activity, cyber-attack, armed conflict, political or financial instability, natural disasters, or major health concerns; unanticipated disruption to equipment, facilities, IT systems or operations; effect of regulatory and legal developments; ability to pace capital spending to anticipated levels of customer demand; rate of technology change; ability to enforce patents and protect intellectual property and trade secrets; adverse litigation; product and components performance issues; retention of key personnel; customer ability, most notably in the Display Technologies segment, to maintain profitable operations and obtain financing to fund their ongoing operations and manufacturing expansions and pay their receivables when due; loss of significant customers; changes in tax laws and regulations including the Tax Cuts and Jobs Act of 2017; the impacts of audits by taxing authorities; and the potential impact of legislation, government regulations, and other government action and investigations.

For a complete listing of risks and other factors, please reference the risk factors and forward-looking statements described in our annual reports on Form 10-K and quarterly reports on Form 10-Q.

Web Disclosure

In accordance with guidance provided by the SEC regarding the use of company websites and social media channels to disclose material information, Corning Incorporated (“Corning”) wishes to notify investors, media, and other interested parties that it uses its website (http://www.corning.com/worldwide/en/about-us/news-events.html) to publish important information about the company, including information that may be deemed material to investors, or supplemental to information contained in this or other press releases. The list of websites and social media channels that the company uses may be updated on Corning’s media and website from time to time. Corning encourages investors, media, and other interested parties to review the information Corning may publish through its website and social media channels as described above, in addition to the company’s SEC filings, press releases, conference calls, and webcasts.

About Corning Incorporated

Corning (www.corning.com) is one of the world's leading innovators in materials science, with a more than 165-year track record of life-changing inventions. Corning applies its unparalleled expertise in glass science, ceramic science, and optical physics along with its deep manufacturing and engineering capabilities to develop category-defining products that transform industries and enhance people's lives. Corning succeeds through sustained investment in RD&E, a unique combination of material and process innovation, and deep, trust-based relationships with customers who are global leaders in their industries.

© 2019 Corning Incorporated. All Rights Reserved.

Corning Reports Strong Second-Quarter Results with Year-Over-Year Growth Across All Businesses

Corning's capabilities are versatile and synergistic, which allows the company to evolve to meet changing market needs, while also helping our customers capture new opportunities in dynamic industries. Today, Corning's markets include optical communications, mobile consumer electronics, display technology, automotive, and life sciences vessels. Corning's industry-leading products include damage-resistant cover glass for mobile devices; precision glass for advanced displays; optical fiber, wireless technologies, and connectivity solutions for state-of-the-art communications networks; trusted products to accelerate drug discovery and delivery; and clean-air technologies for cars and trucks.

Media Relations Contact:
M. Elizabeth Dann
(607) 974-4989
dannme@corning.com

Investor Relations Contact:
Ann H.S. Nicholson
(607) 974-6716
nicholsoas@corning.com

© 2019 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited; in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net sales	$2,940	$2,747	$5,752	$5,247
Cost of sales	1,875	1,675	3,588	3,220

Gross margin	1,065	1,072	2,164	2,027

Operating expenses:
Selling, general and administrative expenses	414	412	815	913
Research, development and engineering expenses	249	243	498	484
Amortization of purchased intangibles	28	22	57	41

Operating income	374	395	794	589

Equity in earnings of affiliated companies	33	31	58	70
Interest income	5	9	12	22
Interest expense	(54)	(43)	(106)	(95)
Translated earnings contract (loss) gain, net	(107)	458	77	(164)
Other (expense) income, net	(35)	14	(44)	(23)

Income before income taxes	216	864	791	399
Provision for income taxes	(124)	(126)	(200)	(250)

Net income attributable to Corning Incorporated	$92	$738	$591	$149

Earnings per common share attributable to Corning Incorporated:
Basic	$0.09	$0.87	$0.69	$0.12
Diluted	$0.09	$0.78	$0.65	$0.12

© 2019 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED BALANCE SHEETS

(Unaudited; in millions, except share and per share amounts)

	June 30,	December 31,
	2019	2018
Assets

Current assets:
Cash and cash equivalents	$1,178	$2,355
Trade accounts receivable, net of doubtful accounts and allowances	2,103	1,940
Inventories, net of inventory reserves	2,291	2,037
Other current assets	739	702
Total current assets	6,311	7,034

Investments	344	376
Property, plant and equipment, net of accumulated depreciation	15,137	14,895
Goodwill, net	1,938	1,936
Other intangible assets, net	1,240	1,292
Deferred income taxes	1,053	951
Other assets	1,552	1,021

Total Assets	$27,575	$27,505

Liabilities and Equity

Current liabilities:
Current portion of long-term debt and short-term borrowings	$455	$4
Accounts payable	1,297	1,456
Other accrued liabilities	1,664	1,851
Total current liabilities	3,416	3,311

Long-term debt	6,080	5,994
Postretirement benefits other than pensions	648	662
Other liabilities	3,910	3,652
Total liabilities	14,054	13,619

Commitments, contingencies and guarantees
Shareholders’ equity:
Convertible preferred stock, Series A – Par value $100 per share; Shares authorized 3,100; Shares issued: 2,300	2,300	2,300
Common stock – Par value $0.50 per share; Shares authorized 3.8 billion; Shares issued: 1,717 million and 1,713 million	858	857
Additional paid-in capital – common stock	14,277	14,212
Retained earnings	16,399	16,303
Treasury stock, at cost; Shares held: 938 million and 925 million	(19,279)	(18,870)
Accumulated other comprehensive loss	(1,130)	(1,010)
Total Corning Incorporated shareholders’ equity	13,425	13,792
Noncontrolling interests	96	94
Total equity	13,521	13,886

Total Liabilities and Equity	$27,575	$27,505

© 2019 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited; in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Cash Flows from Operating Activities:
Net income	$92	$738	$591	$149
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	352	300	658	604
Amortization of purchased intangibles	28	22	57	41
Equity in earnings of affiliated companies	(33)	(31)	(58)	(70)
Deferred tax provision (benefit)	6	30	(34)	46
Customer incentives and deposits		300	2	576
Translated earnings contract loss (gain)	107	(458)	(77)	164
Unrealized translation losses on transactions	26	101	34	38
Changes in certain working capital items:
Trade accounts receivable	(165)	(135)	(201)	(41)
Inventories	(98)	(95)	(257)	(193)
Other current assets	(67)	62	(164)	(30)
Accounts payable and other current liabilities	(66)	16	(365)	(146)
Other, net	(29)	(135)	(62)	(103)
Net cash provided by operating activities	153	715	124	1,035

Cash Flows from Investing Activities:
Capital expenditures	(570)	(522)	(1,094)	(1,177)
Acquisition of businesses, net of cash received		(794)		(794)
Proceeds from settlement of initial contingent consideration asset		196		196
Realized gains on translated earnings contracts	29	23	49	36
Other, net	(10)	(14)	11	(16)
Net cash used in investing activities	(551)	(1,111)	(1,034)	(1,755)

Cash Flows from Financing Activities:
Net repayments of short-term borrowings and current portion of long-term debt		(375)		(375)
Proceeds from issuance of commercial paper, net	446		446
Proceeds from issuance of long-term debt, net		596		596
Proceeds from the exercise of stock options	13	22	36	43
Repurchases of common stock for treasury	(150)	(683)	(407)	(1,483)
Dividends paid	(181)	(171)	(362)	(348)
Other, net	3	(8)	25	(11)
Net cash provided by (used in) financing activities	131	(619)	(262)	(1,578)
Effect of exchange rates on cash	(11)	(58)	(5)	4
Net decrease in cash and cash equivalents	(278)	(1,073)	(1,177)	(2,294)
Cash and cash equivalents at beginning of period	1,456	3,096	2,355	4,317
Cash and cash equivalents at end of period	$1,178	$2,023	$1,178	$2,023

© 2019 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

(Unaudited)

GAAP Earnings per Common Share

The following table sets forth the computation of basic and diluted earnings per common share (in millions, except per share amounts):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net income attributable to Corning Incorporated	$92	$738	$591	$149
Less: Series A convertible preferred stock dividend	24	24	49	49
Net income available to common stockholders – basic	68	714	542	100
Add: Series A convertible preferred stock dividend		24	49
Net income available to common stockholders – diluted	$68	$738	$591	$100

Weighted-average common shares outstanding - basic	781	819	782	833
Effect of dilutive securities:
Stock options and other dilutive securities	8	9	9	10
Series A convertible preferred stock		115	115
Weighted-average common shares outstanding - diluted	789	943	906	843
Basic earnings per common share	$0.09	$0.87	$0.69	$0.12
Diluted earnings per common share	$0.09	$0.78	$0.65	$0.12

Core Earnings per Common Share

The following table sets forth the computation of core basic and core diluted earnings per common share (in millions, except per share amounts):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Core earnings attributable to Corning Incorporated	$410	$359	$775	$658
Less: Series A convertible preferred stock dividend	24	24	49	49
Core earnings available to common stockholders - basic	386	335	726	609
Add: Series A convertible preferred stock dividend	24	24	49	49
Core earnings available to common stockholders - diluted	$410	$359	$775	$658

Weighted-average common shares outstanding - basic	781	819	782	833
Effect of dilutive securities:
Stock options and other dilutive securities	8	9	9	10
Series A convertible preferred stock	115	115	115	115
Weighted-average common shares outstanding - diluted	904	943	906	958
Core basic earnings per common share	$0.49	$0.41	$0.93	$0.73
Core diluted earnings per common share	$0.45	$0.38	$0.86	$0.69

© 2019 Corning Incorporated. All Rights Reserved.

Use of Non-GAAP Financial Measures

CORE PERFORMANCE MEASURES

In managing the Company and assessing our financial performance, we adjust certain measures provided by our consolidated financial statements to exclude specific items to report core performance measures.  These items include gains and losses on our translated earnings contracts, acquisition-related costs, certain discrete tax items, restructuring and restructuring-related charges, certain litigation-related expenses, pension mark-to-market adjustments and other items which do not reflect on-going operating results of the Company or our equity affiliates.  Corning utilizes constant currency reporting for our Display Technologies and Specialty Materials segments for the Japanese yen, South Korean won, Chinese yuan and New Taiwan dollar currencies.  Effective January 1, 2019, Corning also began using constant currency reporting for our Environmental Technologies and Life Sciences segments for the euro, Japanese yen and Chinese yuan.  The Company believes that the use of constant currency reporting allows investors to understand our results without the volatility of currency fluctuations, and reflects the underlying economics of the translated earnings contracts used to mitigate the impact of changes in currency exchange rates on our earnings and cash flows.  Corning also believes that reporting core performance measures provides investors greater transparency to the information used by our management team to make financial and operational decisions.

Core performance measures are not prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”).  We believe investors should consider these non-GAAP measures in evaluating our results as they are more indicative of our core operating performance and how management evaluates our operational results and trends.  These measures are not, and should not be viewed as a substitute for, GAAP reporting measures.  With respect to the Company’s outlooks for future periods, it is not possible to provide reconciliations for these non-GAAP measures because the Company does not forecast foreign currency exchange rates or other items that do not reflect ongoing operations, nor does it forecast items that have not yet occurred or are out of the Company’s control.  As a result, the Company is unable to provide outlook information on a GAAP basis.

For a reconciliation of non-GAAP performance measures to their most directly comparable GAAP financial measure, please see “Reconciliation of Non-GAAP Measures” below.

© 2019 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three and Six Months Ended June 30, 2019

(Unaudited; amounts in millions, except per share amounts)

	Three Months Ended June 30, 2019
			Income before		Effective
	Net	Equity	income	Net	tax	Per
	sales	earnings	taxes	income	rate (a)	share
As reported - GAAP	$2,940	$33	$216	$92	57.4%	$0.09
Constant-currency adjustment (1)	46		36	43		0.05
Translation loss on Japanese yen-denominated debt (2)			36	28		0.04
Translated earnings contract loss (3)			107	84		0.11
Acquisition-related costs (4)			34	26		0.03
Discrete tax items and other tax-related adjustments (5)				74		0.09
Restructuring, impairment and other charges and credits (7)		6	67	53		0.07
Equity in earnings of affiliated companies (8)		(11)	(11)	(9)		(0.01)
Pension mark-to-market adjustment (9)			24	19		0.02
Core performance measures	$2,986	$28	$509	$410	19.4%	$0.45

	Six Months Ended June 30, 2019
			Income
			before		Effective
	Net	Equity	income	Net	tax	Per
	sales	earnings	taxes	income	rate (a)	share
As reported – GAAP	$5,752	$58	$791	$591	25.3%	$0.65
Constant-currency adjustment (1)	84	1	73	74		0.08
Translation loss on Japanese yen-denominated debt (2)			21	17		0.02
Translated earnings contract gain (3)			(77)	(60)		(0.07)
Acquisition-related costs (4)			71	54		0.06
Discrete tax items and other tax-related adjustments (5)				31		0.03
Restructuring, impairment and other charges and credits (7)		6	74	58		0.06
Equity in earnings of affiliated companies (8)		(11)	(11)	(9)		(0.01)
Pension mark-to-market adjustment (9)			24	19		0.02
Core performance measures	$5,836	$54	$966	$775	19.8%	$0.86

(a)Based upon statutory tax rates in the specific jurisdiction for each event.

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2019 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three and Six Months Ended June 30, 2018

(Unaudited; amounts in millions, except per share amounts)

	Three Months Ended June 30, 2018
			Income before		Effective
	Net	Equity	income	Net	tax	Per
	sales	earnings	taxes	income	rate (a)	share
As reported - GAAP	$2,747	$31	$864	$738	14.6%	$0.78
Constant-currency adjustment (1)	12	1	32	37		0.04
Translation gain on Japanese yen-denominated debt (2)			(37)	(29)		(0.03)
Translated earnings contract gain (3)			(465)	(410)		(0.43)
Acquisition-related costs (4)			39	30		0.03
Discrete tax items and other tax-related adjustments (5)				(28)		(0.03)
Restructuring, impairment and other charges and credits (7)			26	20		0.02
Pension mark-to-market adjustment (9)			1	1
Core performance measures	$2,759	$32	$460	$359	22.0%	$0.38

	Six Months Ended June 30, 2018
			Income
			before		Effective
	Net	Equity	income	Net	tax	Per
	sales	earnings	taxes	income	rate (a)	share
As reported - GAAP	$5,247	$70	$399	$149	62.7%	$0.12
Constant-currency adjustment (1)	25	1	68	68		0.08
Translation loss on Japanese yen-denominated debt (2)			2	2
Translated earnings contract loss (3)			147	121		0.14
Acquisition-related costs (4)			58	45		0.05
Discrete tax items and other tax-related adjustments (5)				143		0.17
Litigation, regulatory and other legal matters (6)			132	103		0.12
Restructuring, impairment and other charges and credits (7)			49	38		0.05
Equity in earnings of affiliated companies (8)		(14)	(14)	(12)		(0.01)
Pension mark-to-market adjustment (9)			1	1
Core performance measures	$5,272	$57	$842	$658	21.9%	$0.69

(a)Based upon statutory tax rates in the specific jurisdiction for each event.

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2019 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three and Six Months Ended June 30, 2019 and 2018

(Unaudited; amounts in millions)

	Three Months Ended				Three Months Ended
	June 30, 2019				June 30, 2018
			Selling,	Research,			Selling,	Research,
			general	development			general	development
		Gross	and	and		Gross	and	and
	Gross	margin	admin.	engineering	Gross	margin	admin.	engineering
	Margin	%	expenses	expenses	Margin	%	expenses	expenses

As reported	$1,065	36%	$414	$249	$1,072	39%	$412	$243
Constant-currency adjustment (1)	37		2		31
Translated earnings contract gain (3)					(1)
Acquisition-related costs (4)	1		(5)		1		(15)	(1)
Litigation, regulatory and other legal matters (6)			2
Restructuring, impairment and other charges and credits (7)	95		(6)		20		(6)

Core performance measures	$1,198	40%	$407	$249	$1,123	41%	$391	$242

	Six Months Ended				Six Months Ended
	June 30, 2019				June 30, 2018
			Selling,	Research,			Selling,	Research,
			general	development			general	development
		Gross	and	and		Gross	and	and
	Gross	margin	admin.	engineering	Gross	margin	admin.	engineering
	Margin	%	expenses	expenses	Margin	%	expenses	expenses

As reported	$2,164	38%	$815	$498	$2,027	39%	$913	$484
Constant-currency adjustment (1)	73		3		64		(1)
Translated earnings contract gain (3)					(1)
Acquisition-related costs (4)	5		(9)	(1)			(15)	(1)
Litigation, regulatory and other legal matters (6)			2				(132)
Restructuring, impairment and other charges and credits (7)	95		(6)		43		(8)

Core performance measures	$2,337	40%	$805	$497	$2,133	40%	$757	$483

See Reconciliation of Non-GAAP Financial Measures, “Items which we exclude from GAAP measures to arrive at Core Performance measures” for the descriptions of the footnoted reconciling items.

© 2019 Corning Incorporated. All Rights Reserved.

CORNING INCORPORATED AND SUBSIDIARY COMPANIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL MEASURE

Three and Six Months Ended June 30, 2019 and 2018

(Unaudited; amounts in millions)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	June 30,	June 30,	June 30,	June 30,
	2019	2018	2019	2018

Cash flows from operating activities	$153	$715	$124	$1,035
Realized gains on translated earnings contracts	29	23	49	36
Translation losses on cash balances	(26)	(101)	(34)	(38)
Receipt of contingent consideration		196		196

Adjusted cash flows from operating activities	$156	$833	$139	$1,229

© 2019 Corning Incorporated. All Rights Reserved.

Items which we exclude from GAAP measures to report core performance measures are as follows:

(1)

Constant-currency adjustment:  Because a significant portion of segment revenues are denominated in currencies other than the US dollar, management believes it is important to understand the impact on core earnings of translating these currencies into U.S. dollars.  Our Display Technologies segment sales and net income are primarily denominated in Japanese yen, but also impacted by the Korean won, Chinese yuan, and new Taiwan dollar.  Beginning January 1, 2019, as our Environmental Technologies and Life Science segments sales and net income are impacted by the euro, Chinese yuan and Japanese yen, these segments will also be presented on a constant-currency basis.  We have not recast the prior periods for these two segments as the impact of fluctuations in these currencies are not material for prior periods.  Presenting results on a constant-currency basis mitigates the translation impact and allows management to evaluate performance period over period, analyze underlying trends in our businesses, and establish operational goals and forecasts.  We establish constant-currency rates based on internally derived management estimates which are closely aligned with the currencies we have hedged.

Constant-currency rates are as follows:
	Currency	Japanese yen	Korean won	Chinese yuan	New Taiwan dollar	Euro
	Rate	¥107	₩1,175	¥6.7	NT$31	€.81

(2)	Translation (gain) loss on Japanese yen-denominated debt: We have excluded the gain or loss on the translation of our yen-denominated debt to U.S. dollars.
(3)

Translated earnings contract (gain) loss:  We have excluded the impact of the realized and unrealized gains and losses of our Japanese yen, euro, South Korean won, new Taiwan dollar and Chinese yuan-denominated foreign currency hedges related to translated earnings, as well as the unrealized gains and losses of our British pound-denominated foreign currency hedges related to translated earnings.

(4)	Acquisition-related costs: These expenses include intangible amortization, inventory valuation adjustments and external acquisition-related deal costs.
(5)

Discrete tax items and other tax-related adjustments:  These include discrete period tax items such as changes in tax law, the impact of tax audits, changes in judgement about the realizability of certain deferred tax assets and other non-operational tax-related adjustments.

(6)	Litigation, regulatory and other legal matters: Includes amounts that reflect developments in commercial litigation, intellectual property disputes and other legal matters.
(7)

Restructuring, impairment and other charges and credits:  This amount includes restructuring, impairment and other charges and credits, as well as other expenses which are not related to continuing operations and are not classified as restructuring expense.

(8)

Equity in earnings of affiliated companies:  These adjustments relate to costs not related to continuing operations of our affiliated companies, such as restructuring, impairment, other charges and credits and settlements under “take-or-pay” contracts.

(9)

Pension mark-to-market adjustment:  Defined benefit pension mark-to-market gains and losses, which arise from changes in actuarial assumptions and the difference between actual and expected returns on plan assets and discount rates.

© 2019 Corning Incorporated. All Rights Reserved.